FORM OF NOTE

THE ISSUANCE OF THIS PROMISSORY NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO CLAIMED EXEMPTIONS FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED SECURITIES” AND MAY NOT BE OFFERED OR RESOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR ELIGIBLE TO BE OFFERED OR SOLD PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE COMPANY MAY REQUIRE THAT IT BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

CRYOPORT, INC.

US $____________

This Promissory Note (the “Note”) is issued as of ______________ by Cryoport, Inc., a Nevada corporation (the “Company”), to ___________ (together with its permitted successors and assigns, the “Holder”) with an address of __________________ pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01 Principal and Interest. The Company hereby promises to pay on the Maturity Date specified in Section 1.02 the principal sum of US $_________ and interest on such principal balance at the annual rate of five percent (5%).

Section 1.02 Maturity Date. All unpaid principal and accrued interest hereunder shall be paid on June 30, 2014.

Section 1.03 Optional Conversion to Preferred Stock.

(a) Equity Offering. The Company is currently in negotiations with prospective investors for the issuance by the Company of equity securities. These securities may be common stock or preferred stock and may or may not involve the issuance of warrants to purchase equity in the Company. The terms of such equity securities have yet to be established and there can be no assurance that such equity securities will be issued. In the event, however, that the Company shall issue one or more types of equity securities (a “Transaction”) before the maturity of this Note, the Company shall in each event notify the Holder in writing within ten (10) days of such issuance of the terms of the Transaction and the Holder shall have the option until ten (10) days after such notice to convert all or a portion of the principal and accrued interest under this Note into the equity securities that were issued by the Company at a per share (or per unit) price that is equal to 90% of the per share (or per unit) price offered in such Transaction, but otherwise on the same terms that the Company issued said securities in such Transaction. The Company shall not issue fractional shares upon a conversion. If the application of the conversion price shall contemplate issuance of less than a half share, such fractional share shall not be issued and no payment shall be made to the converting Holder and should such application result in the issuance of a half or greater fractional share, such fractional share shall be rounded up to the next full share.

(b) Company Discretion.

(i) At any time after January 31, 2014, the Company may, but is not required to, offer the Holder the right to convert all or a portion of the principal and accrued interest under this Note into units consisting of shares of common stock of the Company (“Common Stock”) and a warrant to purchase additional shares of Common Stock. The number of shares of the Common Stock issued upon conversion will be based on a conversion price that is equal to 70% of the average VWAP (as defined below) of the Common Stock for the ten (10) consecutive trading days immediately prior to the date of such offer. For each share of Common Stock issued in such conversion, the Holder will be issued the right to purchase, pursuant to a warrant, one share of Common Stock at an exercise price equal to the 110% of such average VWAP. Such warrant will expire approximately five years from issuance and will otherwise be in the same form as the warrant issued to the Holder in connection with the issuance of this Note. If the Company decides to make such an offer, the Company shall in each event notify the Holder in writing and the Holder shall have the option until ten (10) days after such notice to convert all or a portion of the principal and accrued interest under this Note into Units pursuant to the terms of such notice. The Company shall not issue fractional shares upon a conversion. If the application of the conversion price shall contemplate issuance of less than a half share, such fractional share shall not be issued and no payment shall be made to the converting Holder and should such application result in the issuance of a half or greater fractional share, such fractional share shall be rounded up to the next full share.

(ii) “VWAP” means the volume-weighted average trading price of the Common Stock for the applicable period (which must be calculated utilizing days in which the Common Stock actually trade); the VWAP shall be determined by dividing the aggregate sale price of all Common Stock sold on the applicable exchange or market, as the case may be, over the applicable period by the total number of Common Stock so sold.

(c) Restrictive Legend. The certificates evidencing the Common Stock may bear the following or any similar legend (in addition to any other legends that may be required):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

ARTICLE II.

Section 2.01 No Prepayment. This Note may not be prepaid by the Company without the express written consent of the Holder.

Section 2.02 Pari Passu With Other Notes. The payment of this Note and other similar notes issued for up to an aggregate principal sum of $1,000,000 shall be made in full by the Company and if the Company is unable to fully repay all such notes, then payment shall be on a pari passu basis.

ARTICLE III.

Section 3.01 Re-issuance of Note. Should the Holder elect to convert a part, but not all, of the unpaid principal amount then owing to the Holder under this Note, then the Company shall reissue a new Note in the same form as this Note to reflect the new principal amount and the accrued and unpaid interest which was not converted.

Section 3.02 Notices. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Holder, to:

If to the Company:	Cryoport, Inc.
Attn: Chief Financial Officer
20382 Barents Sea Circle
Lake Forest, CA 92101

Section 3.03 Governing Law. This Note shall be deemed to be made under and shall be construed in accordance with the laws of the state of Nevada without giving effect to the principals of conflict of laws thereof.

Section 3.04 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 3.05 Entire Agreement and Amendments. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

Section 3.06. No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 3.07 Waiver of Trial by Jury. To the extent permitted by applicable Law, each of the parties irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Note or any matter arising hereunder.

Section .3.08 Legal Holidays. In any case where the date on which any payment is due to any Holder shall not be a business day, then any such payment need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

CRYOPORT, INC.

By:	___________________________________
a duly authorized officer